UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

VAXART, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VAXART, INC.

170 Harbor Way, Suite 300

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Monday, June 26, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Vaxart, Inc., a Delaware corporation. The meeting will be held in a virtual-only format via live webcast on Monday, June 26, 2023, at 10:00 a.m. Pacific Time through live webcast of the meeting, which you can access, together with the list of stockholders entitled to vote at the meeting during the meeting, by visiting http://www.virtualshareholdermeeting.com/VXRT2023 and entering the 16‐digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials for the following purposes

1.	To elect the board of directors’ six nominees for director to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To ratify the selection by our Audit Committee of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2023.

3.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

4.	To consider and vote, on a non-binding advisory basis, on the frequency of the advisory vote on the compensation of our named executive officers.

5.	To conduct any other business properly brought before the meeting.

Please monitor the Investor Relations section of our website at www.vaxart.com for updated information regarding the Annual Meeting. If you are planning to attend our Annual Meeting virtually, please check the website one week prior to the Annual Meeting date. As always, we encourage you to submit a proxy to vote your shares prior to the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this notice.

The record date for the Annual Meeting is April 28, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Michael J. Finney

Michael J. Finney, Ph.D

Chairperson of the Board

South San Francisco, California

April 28, 2023

We are primarily providing access to our proxy materials over the internet pursuant to the Securities and Exchange Commission’s notice and access rules. On or about May 1, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2023 Proxy Statement and 2022 Annual Report on the internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement, and proxy card.

Whether or not you expect to attend the meeting electronically, please submit a proxy or voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, by one of the following methods: (1) over the internet at http://www.proxyvote.com, (2) by telephone by calling the toll-free number (800) 690-6903, or (3) if you elected to receive printed proxy materials by mail, by marking, dating, and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote if you attend the meeting electronically. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

VAXART, INC.

170 Harbor Way, Suite 300

South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

June 26, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who is Vaxart?

We are a clinical-stage biotechnology company primarily focused on the development of oral recombinant vaccines based on our Vector-Adjuvant-Antigen Standardized Technology (“VAAST”) proprietary oral vaccine platform. Our oral vaccines are designed to generate broad and durable immune responses that may protect against a wide range of infectious diseases and may be useful for the treatment of chronic viral infections and cancer. Our investigational vaccines are administered using a room temperature-stable tablet, rather than by injection.

We are developing prophylactic vaccine candidates that target a range of infectious diseases, including norovirus (a widespread cause of acute gastro-intestinal enteritis), SARS-CoV-2 (the virus that causes coronavirus disease 2019 (“COVID-19”)), and seasonal influenza. Several Phase 1 human studies with our norovirus vaccine candidates have been successfully completed. A Phase 2 challenge study evaluating safety and clinical efficacy of our GI.1 norovirus vaccine candidate is currently ongoing. A Phase 2 dose-ranging study evaluating the safety and immunogenicity of our bivalent GI.1 and GII.4 norovirus vaccine candidate is currently ongoing. We have completed a Phase 1 clinical trial for our first COVID-19 vaccine candidate and reported that the study met its primary and secondary endpoints. The first part of a Phase 2 study with our second COVID-19 vaccine candidate that commenced in late 2021 has been completed. We have also initiated preclinical work on novel COVID-19 vaccine constructs that seek to create a potent pan-betacoronavirus vaccine candidate that would respond to SARS-CoV-2 and also other betacoronaviruses (such as SARS-CoV-1 and MERS-CoV). Data indicating that our monovalent H1 influenza vaccine candidate protected participants against H1 influenza infection as well as a leading marketed injectable vaccine in a Phase 2 challenge study was published in 2020 (Lancet ID). In addition, we have generated preclinical data for a prophylactic vaccine candidate targeting respiratory syncytial virus (“RSV”) (a common cause of respiratory tract infection) and of our first therapeutic vaccine candidate targeting cervical cancer and dysplasia caused by human papillomavirus (“HPV”).

We believe our oral tablet vaccine candidates offer several important advantages:

First, they are designed to generate broad and durable immune responses, including systemic, mucosal and T cell responses, which may enhance protection against certain infectious diseases, such as norovirus, COVID-19, influenza, and RSV, and may have potential clinical benefit for certain cancers and chronic viral infections, such as those caused by HPV.

Second, our tablet vaccine candidates are designed to provide a more efficient and convenient method of administration, enhance patient acceptance and reduce distribution bottlenecks, which we believe will improve the effectiveness of vaccination campaigns. For example, according to the U.S. Centers for Disease Control and Prevention (the “CDC”), in the 2021/2022 seasonal influenza season, only approximately 51% of the U.S. population was vaccinated against influenza, with particularly low vaccination rates among adults between ages 18 and 49.

In 2021, we began active engagement efforts to ensure stockholder interests were incorporated into our planning practice for environmental, social, and governance (“ESG”) initiatives. Diversity and inclusion of Vaxart has embedded ESG considerations in our governance structures (including in the charters of the committees of our board of directors), strategies, risk management, and reporting. Board of directors oversight of ESG matters is integrated into our governance structures, including Nominating and Governance Committee responsibility in assisting in overseeing and monitoring the Company’s approach and strategy relating to environmental, legal and social responsibility, diversity, and other corporate citizenship and sustainability matters; Audit Committee responsibility for reviewing with management the type and presentation of the Company’s ESG disclosures and the adequacy and effectiveness of applicable internal controls related to such disclosures; Compensation Committee responsibility for reviewing and advising management on our strategies and policies related to talent management (including talent acquisition, development and retention, internal pay equity, diversity and inclusion and corporate culture); and Science and Technology Committee responsibility in assisting the board of directors in its oversight of the Company’s research and development programs. Vaxart’s management works to identify priority ESG issues for Vaxart.

Vaxart Biosciences, Inc. was originally incorporated in California under the name West Coast Biologicals, Inc. in March 2004 and changed its name to Vaxart, Inc. (“Private Vaxart”) in July 2007, when it reincorporated in the state of Delaware.

On February 13, 2018, Private Vaxart completed a reverse merger (the “Merger”) with Aviragen Therapeutics, Inc. (“Aviragen”), pursuant to which Private Vaxart survived as a wholly owned subsidiary of Aviragen. Under the terms of the Merger, Aviragen changed its name to Vaxart, Inc. and Private Vaxart changed its name to Vaxart Biosciences, Inc. Unless otherwise indicated, all references to “Vaxart,” “we,” “us,” “our” or the “Company” in this proxy statement mean Vaxart, Inc., the combined company.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (“Notice”), because the board of directors of Vaxart is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournment or postponement of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in your Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in your Notice.

We intend to mail the Notice of Internet Availability of Proxy Materials on or about May 1, 2023, to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to http://www.proxyvote.com, call (800) 579-1639, or send an email to sendmaterials@proxyvote.com. Please have your proxy card in hand when you access the website or call and follow the instructions provided therein.

How do I attend the Annual Meeting?

The meeting will be held in a virtual-only format via live webcast on Monday, June 26, 2023, at 10:00 a.m. Pacific Time at http://www.virtualshareholdermeeting.com/VXRT2023. Information on how to vote electronically at the Annual Meeting is discussed below. You will also be able to listen and participate in the Annual Meeting as well as vote and submit your questions during a live webcast of the meeting by visiting http://www.virtualshareholdermeeting.com/VXRT2023 and entering the 16‐digit control number included in your Notice, on your proxy card or in the instructions that accompanied your proxy materials. As always, we encourage you to vote your shares prior to the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 28, 2023, will be entitled to vote at the Annual Meeting. On this record date, there were 135,597,316 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 28, 2023, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote electronically at the meeting by visiting http://www.virtualshareholdermeeting.com/VXRT2023, vote by proxy, or vote in advance of the meeting by visiting http://www.proxyvote.com and entering the 16‐digit control number included in your Notice. Whether or not you plan to attend the meeting electronically, we urge you to submit a proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 28, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and your Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to electronically attend the Annual Meeting or vote by visiting http://www.virtualshareholdermeeting.com/VXRT2023 and entering the 16‐digit control number included in your Notice. However, since you are not the stockholder of record, you may not vote your shares electronically at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

●	Proposal No. 1 – To elect six directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

●	Proposal No. 2 – To ratify the selection by our Audit Committee of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2023.

●	Proposal No. 3 – To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

●	Proposal No. 4 – To consider and vote, on a non-binding advisory basis, on the frequency of the advisory vote on the compensation of our named executive officers, or the Say-on-Pay Frequency Proposal

What if another matter is properly brought before the meeting?

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. For the proposals to ratify the selection of WithumSmith+Brown, PC as our independent registered public accounting firm and to approve, on a non-binding, advisory basis, the compensation of our named executive officers, you may vote “For” or “Against” or abstain from voting. For the Say-on-Pay Frequency Proposal, you may vote for “ONCE EVERY YEAR,” “ONCE EVERY TWO YEARS,” or “ONCE EVERY THREE YEARS” or you may abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote electronically at the Annual Meeting, vote by proxy at the meeting, vote by proxy in advance of the meeting through the internet by visiting http://www.proxyvote.com and entering the 16‐digit control number included in your Notice, or submit a proxy to vote your shares in advance of the meeting by using a proxy card that you may request or that we may elect to deliver at a later time or by telephone or the internet. Whether or not you plan to attend the meeting electronically, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting virtually and vote electronically even if you have already voted by proxy.

●	To vote electronically at the Annual Meeting, visit http://www.virtualshareholdermeeting.com/VXRT2023 and enter the 16‐digit control number included in your Notice.

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To submit a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the proxyholders named therein will vote your shares as you direct.

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To submit a proxy over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your Notice. Your telephone vote should be received by 11:59 p.m., Eastern Time on June 25, 2023 in order to ensure that it is counted.

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To submit a proxy through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from your Notice. Your proxy submitted by internet should be received by 11:59 p.m., Eastern Time on June 25, 2023 in order to ensure that it is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Vaxart. Simply follow the voting instructions in your Notice to ensure that your vote is counted. To vote electronically at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form. You may also vote during the meeting by visiting http://www.virtualshareholdermeeting.com/VXRT2023 and entering the 16‐digit control number included in your Notice.

The ability to submit a proxy via the internet may be provided to allow you to submit a proxy to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you hold as of April 28, 2023.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not submit a proxy by completing and delivering your proxy card or through the internet or telephone, and do not vote virtually at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of NYSE, which apply regardless of whether an issuer is listed on the NYSE or Nasdaq, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal Nos. 1, 3, or 4 without your instructions, but may vote your shares on Proposal No. 2 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

●	“For” the election of the six nominees for director;

●	“For” the ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2023;

●	“For” the non-binding, advisory approval of executive compensation; and

●	“Once Every Year” for the non-binding, advisory vote on the frequency of the advisory vote on the compensation of our named executive officers.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using your proxyholder’s best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of your Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the internet.

●	You may send a timely written notice that you are revoking your proxy to our Secretary at 170 Harbor Way, Suite 300, South San Francisco, California 94080.

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You may attend the Annual Meeting virtually and vote electronically by visiting http://www.virtualshareholdermeeting.com/VXRT2023 and entering the 16‐digit control number included in your Notice, on your proxy card or in the instructions that accompanied your proxy materials. Simply attending or participating in the Annual Meeting will not, by itself, revoke your proxy.

Your latest proxy card or other proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for the 2024 Annual Meeting?

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings for inclusion in our proxy statement in accordance with regulations adopted by the SEC under Rule 14a-8 of the Exchange Act. To be considered for inclusion in the proxy statement and form of proxy relating to our 2024 annual meeting of stockholders, such proposals must be received by our Secretary at our executive offices at 170 Harbor Way, Suite 300, South San Francisco, California 94080, no later than December 30, 2023. Our Bylaws set an advance notice procedure for proposals a stockholder wishes to present directly at an annual meeting (rather than submitting for inclusion in our proxy statement under Rule 14a-8) and for director nominations. To be considered for presentation at the 2024 annual meeting, proposals that are not submitted for inclusion in our proxy statement under Rule 14a-8 and nominations (whether or not submitted for inclusion in or proxy statement under Rule 14a-19) submitted through our advance notice procedure must be received at the above address not less than 90 days prior to the date of the 2024 annual meeting of stockholders. However, in the event that less than 100 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, then such a proposal or nomination must be received no later than the close of business on the tenth day following the date on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made. You are also advised to review our Bylaws, which contain a description of the information required to be submitted with notices of any such proposal or nomination as well as additional requirements about advance notice of stockholder proposals and director nominations.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Vaxart nominees must, in addition to complying with the requirement of our Bylaws, provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than April 29, 2024. Such notice may be mailed to the Corporate Secretary at 170 Harbor Way, Suite 300, South San Francisco, California 94080, or emailed to ir@vaxart.com.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count, (a) for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, (b) for the proposal on the frequency of the advisory vote on the compensation of our named executive officers, votes “Once Every Year,” “Every 2 Years,” “Every 3 Years,” abstentions, and, if applicable, broker non-votes, and (c) with respect to the other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Assuming a quorum is present, abstentions and broker non-votes will have no effect, and will not be counted towards the vote total, for Proposal Nos. 1, 3, and 4. Abstentions will have no effect on Proposal No. 2. Because Proposal No. 2 is “routine,” we do not expect that any broker non-votes will occur with respect to Proposal No. 2.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by NYSE to be “non-routine,” the broker or nominee cannot vote the shares. When there is at least one “routine” matter to be considered at a meeting, and a broker exercises its discretionary authority on any such “routine matter” with respect to any uninstructed shares, “broker non-votes” occur with to the “non-routine” matters for which the broker lacks discretionary authority to vote such uninstructed shares.

How many votes are needed to approve each proposal?

●

Proposal No. 1 – For the election of directors, the nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Assuming a quorum is present, abstentions and broker non-votes will have no effect on this proposal.

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Proposal No. 2 – To ratify the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2023, the proposal must be approved by a majority of the votes cast on such proposal. If you “Abstain” from voting, it will have no effect on this proposal. Because this proposal is “routine,” we do not expect that any broker non-votes will occur with respect to this proposal.

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Proposal No. 3 – To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement, the proposal must be approved by a majority of the votes cast on such proposal. If you “Abstain” from voting, it will have no effect on this proposal. Broker non-votes will have no effect on this proposal.

●

Proposal No. 4 – To approve, on a non-binding, advisory basis, any of “ONCE EVERY YEAR,” “ONCE EVERY TWO YEARS” or “ONCE EVERY THREE YEARS” as the frequency of the advisory vote on the compensation of our named executive officers, such option must be approved by a majority of the votes cast on such proposal. It is possible that none of “ONCE EVERY YEAR,” “ONCE EVERY TWO YEARS” or “ONCE EVERY THREE YEARS” will be approved by a majority of the votes cast on this proposal, in which case our board of directors intends to consider the option that receives the most votes to be the option most supported by stockholders of the Company. If you “Abstain” from voting, it will have no effect on this proposal. Assuming a quorum is present, broker non-votes will have no effect on this proposal.

What is the quorum requirement?

A quorum of stockholders is generally required to hold a valid meeting of stockholders. A quorum is present if stockholders holding at least a majority of the outstanding shares entitled to vote at a meeting are present at the meeting in person or represented by proxy.

Any shares that you hold of record will be counted towards the establishment of a quorum only if you submit a valid proxy or if you or your proxy attend the meeting virtually. If you are a beneficial holder of shares held through a broker, bank or other nominee, your shares will be counted towards the establishment of a quorum if you provide voting instructions with respect to such shares, if you obtain a proxy to vote such shares and attend the meeting virtually or if you fail to provide voting instructions with respect to such shares and your broker, bank, or other nominee exercises its discretionary authority and votes your shares on Proposal No. 2 at the meeting.

Shares for which abstentions or broker non-votes occur on any proposal will be counted towards the establishment of a quorum.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the meeting, we intend to file a current report on Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

What can I do if I need technical assistance during the meeting?

If you encounter any difficulties accessing the virtual meeting during the meeting time, please call the technical support number that will be posted on the live webcast log-in page.

If I can’t attend the meeting, how do I vote or listen to it later?

You do not need to attend the virtual meeting to vote if you submitted your vote via proxy in advance of the meeting. A replay of the meeting, including the questions answered during the meeting, will be available on http://www.vaxart.com for one year following the meeting date.

What happens if a change to the Annual Meeting is necessary due to exigent circumstances?

We intend to hold the Annual Meeting in a virtual-format only via live webcast. Please monitor the Investor Relations section of our website at http://www.vaxart.com for updated information. If you are planning to attend our Annual Meeting virtually, please check the website one week prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections, concerning our business, operations, and financial performance and condition as well as our plans, objectives, and expectations for business operations and financial performance and condition. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. You can identify these statements by words such as “anticipate,” “assume,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this proxy statement may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described herein under “Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and any risk factors disclosed in subsequent Quarterly Reports on Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the filing date of this proxy statement. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this proxy statement.

This proxy statement also contains market data related to our business and industry. These market data include projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may harm on our business, results of operations, financial condition and the market price of our common stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

What am I voting on?	Electing the six director nominees identified below to hold office until the 2024 Annual Meeting of stockholders and until his or her successor is elected or appointed.
Vote recommendation:	FOR the election of each of the six director nominees.
Vote required:	Directors are elected by a plurality of the votes cast such that the six nominees receiving the most votes FOR votes in favor of their election will be elected as directors.
Effect of abstentions:	None.
Effect of broker non-votes:	None.

Our board of directors is comprised of six members all of whom, except Dr. Elaine J. Heron who was appointed by our board of directors to fill a vacancy, were previously elected by our stockholders. All of our directors have one-year terms and stand for election annually. The board of directors has determined that all of the director nominees except for Mr. Floroiu are independent directors, as defined by The Nasdaq Stock Market Rules. Mr. Floroiu is not independent because he serves as our Chief Executive Officer. The nominees listed below are currently directors of Vaxart. If elected at the Annual Meeting, these nominees would serve until the 2024 annual meeting of stockholders and until a successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation, or removal. Our policy is to encourage directors and nominees for director to attend annual meeting of our stockholders. With respect to our 2022 annual meeting of stockholders, three members of our board of directors attended the meeting.

Vacancies and newly created directorships on the board of directors may be filled only by persons elected by a majority of the remaining directors, whether or not a quorum. A director elected by the board of directors to fill a vacancy or newly created directorship shall serve for the remainder of the full term and until the director’s successor is duly elected and qualified or, if sooner, until the director’s death, resignation, or removal.

Directors are elected by a plurality of the votes cast. Accordingly, the six nominees receiving the highest number of FOR votes in favor of their election will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each nominee named below. If any such nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Vaxart, if any. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

Nominees for Election to Serve Until the 2024 Annual Meeting

Name	Age	Position(s)
Michael J. Finney, Ph.D.	64	Director
Andrei Floroiu	50	Director
Elaine J. Heron, Ph.D.	75	Director
W. Mark Watson	72	Director
David Wheadon, M.D.	65	Director
Robert A. Yedid	65	Director

Michael J. Finney, Ph.D. has served as a member of our board of directors since February 2018 and Chairperson of our board of directors since March 2023. He previously served as a member of Private Vaxart’s board of directors since 2007. Since October 2004, Dr. Finney has served as the Managing Director of Finney Capital, an investment firm. Since 1986, Dr. Finney has served as a founder, executive, director and/or investor in various life sciences companies. Currently, he sits on seven private company boards. From 2009 to 2011, Dr. Finney served as Vaxart’s Chief Executive Officer. Dr. Finney received an A.B. in biochemical sciences from Harvard University and a Ph.D. in biology (genetics) from the Massachusetts Institute of Technology.

We believe Dr. Finney is qualified to serve on the board of directors because of his extensive experience within the life sciences industry, including as an executive and a director in the biotechnology industry.

Andrei Floroiu has served as our Chief Executive Officer since June 2020, and as a director since April 2020. Prior to becoming our Chief Executive Officer, he was a senior advisor to the chief executive officer of Agenus Inc., a biotechnology company focused on immunotherapy including immuno-oncology, since 2015. From 2012 to 2015, Mr. Floroiu was a Managing Director of Exigo Capital Corp., where he provided strategic, financial and operational advice to companies undergoing significant transformational and strategic transactions. From 2010 to 2012, Mr. Floroiu served as the founder and president of Fly for MS, a charity to raise global awareness for Multiple Sclerosis. From 2004 to 2008, he served as a principal for The Invus Group, a private equity investment firm. He holds an MBA in Finance from The Wharton School, University of Pennsylvania, a Master of Science in Computer Engineering from the University of Maryland and a Bachelor of Science in Computer Engineering from the Universitatea Politehnica in Bucharest, Romania.

We believe Mr. Floroiu is qualified to serve on the board of directors because of his extensive leadership and finance experience, his extensive experience advising and working with biopharma companies, and his experience with investment funds in the life sciences industry.

Elaine J. Heron, Ph.D. has served as a member of our board of directors since August 2022. Dr. Heron has served on the board of directors of BioMarin Pharmaceutical Inc. (Nasdaq: BMRN) since July 2002. From February 2009 to October 2015, Dr. Heron served as Chair and CEO of Amplyx Pharmaceuticals, Inc., a private drug development company acquired by Pfizer, Inc. in April 2021. She currently serves on the boards of Visgenx, Inc., a private early-stage therapeutics company, and Watershed Medical, Inc., a private early-stage therapeutics company. She is also an advisor to Kyto Technology and Life Science, Inc. (OTCQB: KBPH). From July 2001 to October 2008, Dr. Heron was Chair and CEO of Labcyte Inc., a private biotechnology company. Before joining Labcyte Inc., she spent six years in positions of increasing responsibility at the Applied Biosystems Group of Applera Corporation, a biotechnology company, including the position of General Manager and Vice President of Sales and Marketing. Dr. Heron earned a B.S. in chemistry with highest distinction and a Ph.D. in analytical biochemistry from Purdue University and an M.B.A. from Pepperdine University.

We believe Dr. Heron is qualified to serve on the board of directors because of her extensive experience in life science sales and marketing, finance and accounting, corporate governance matters, and research and development.

W. Mark Watson has served as a member of our board of directors since August 2022. Mr. Watson is a Certified Public Accountant with over 40 years of experience in public accounting and auditing, having spent his entire career from January 1973 to June 2013 at Deloitte Touche Tohmatsu and its predecessor, most recently as Central Florida Marketplace Leader. He has served as lead audit partner and lead client service partner on public companies ranging from middle market firms to Fortune 500 enterprises. Mr. Watson also served as Chairman of the Board of Directors and Chairman of the Audit Committee of Inhibitor Therapeutics, Inc. and as a director and member of the Audit Committee of Sykes Enterprises, Inc and BioDelivery Sciences International, Inc. Mr. Watson serves as a trustee of Tekla World Healthcare Fund (THW), Tekla Healthcare Opportunities Fund (THQ), Tekla Healthcare Investors (HQH), and Tekla Life Sciences Investors (HQL) since June 2022. Mr. Watson also serves on the Board of Moffitt Cancer Center and as its Audit Committee Chair. As a member of American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants, Mr. Watson is qualified to serve on the Board due to his expertise in public accounting and his experience with life science and pharmaceutical companies. He received his undergraduate degree in Accounting from Marquette University.

We believe Mr. Watson is qualified to serve on the board of directors because of his extensive experience as a Certified Public Accountant focused on health and life sciences and his other professional and civic engagements.

David Wheadon, M.D. has served as a member of our board of directors since April 2021. He served as Senior Vice President, Global Regulatory Affairs, Patient Safety and Quality Assurance for AstraZeneca Pharmaceuticals from 2014 to 2019 and as Executive Vice President, Research and Advocacy at the Juvenile Diabetes Research Foundation from 2013 to 2014. From 2009 to 2013, Dr. Wheadon served as Senior Vice President, Scientific and Regulatory Affairs and as a member of the Management Committee of the Pharmaceutical Research and Manufacturers of America (“PhRMA”). Prior to his joining PhRMA, Dr. Wheadon held senior regulatory and clinical development leader roles at Abbott Laboratories and GlaxoSmithKline plc. Dr. Wheadon began his career as a clinical research physician in neuroscience at Eli Lilly & Company. Dr. Wheadon currently serves on the board of directors of Karuna Therapeutics, Inc. and Sotera Health, Inc. He formerly served on the board of directors of Assertio Holdings, Inc. (formerly Assertio Therapeutics, Inc.) and Chemocentryx, Inc. Dr. Wheadon holds an A.B. from Harvard College and an M.D. from Johns Hopkins University School of Medicine. He completed his fellowship training in Psychiatry at the Tufts, New England Medical Center.

We believe Dr. Wheadon is qualified to serve as a member of the Board due to his extensive experience as an executive in the pharmaceutical industry and expertise in regulatory affairs, government policy and clinical strategy.

Robert A. Yedid has served as a member of our board of directors since October 2019. He is also a board member of Enalare Therapeutics, a private biotechnology company. Mr. Yedid has been a Managing Director at LifeSci Advisors, LLC, a global healthcare dedicated investor relations/public relations firm since 2014. From 2011 to 2014, Mr. Yedid served as a Managing Director at ICR Inc., in its healthcare investor relations group. Prior to working in investor relations, Mr. Yedid invested exclusively in the public healthcare companies as a portfolio manager at Hillhouse Capital Management and as a portfolio manager and senior research analyst at Principled Capital from 2001-2011. From 1999 to 2000, he was a Vice President at Warburg Pincus, a global private equity and venture capital firm, investing in healthcare. While at Warburg, Mr. Yedid served as a member of the board of directors of The Medicines Company (which was eventually acquired by Novartis) and a board member of Eurand International S.p.a., an Italian-based specialty pharma company (which was acquired by Forest Laboratories). Mr. Yedid began his career as an investment banker, including serving as a Managing Director in the healthcare finance group at Bear Stearns & Co. He earned a B.A. in Economics from Yale University and an M.B.A. from the Stanford University Graduate School of Business.

We believe Mr. Yedid is qualified to serve on the board of directors because of his extensive experience within the life sciences industry, including working as managing director of a firm focused on investor relations in the global healthcare sector.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEES.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Family Relationships

There are no family relationships among the members of the board of directors and executive officers.

Independence of the Board of Directors

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the board of directors has affirmatively determined that all of our current directors, other than Mr. Floroiu due to his position as our current Chief Executive Officer, are independent within the meaning of the applicable Nasdaq listing standards. In making this determination, the board of directors found that none of the independent nominees for director had a material or other disqualifying relationship with Vaxart.

Board Leadership Structure

While the board of directors believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chairman of the board of directors and Chief Executive Officer in any manner that it determines to be in the best interests of the Company and its stockholders, we currently have separate individuals serving in the roles of Chairman of the board of directors and Chief Executive Officer in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership of the Company, while the Chairman of the board of directors provides guidance to the CEO, prepares the agendas for board meetings, determines materials to be distributed to the board of directors, and presides over the meetings of the board of directors. We believe this balance of shared leadership between the two positions is appropriate and is a strength for the Company.

As discussed above, except for our Chief Executive Officer, our board of directors is comprised of independent directors. The active involvement of these independent directors, combined with the qualifications and significant responsibilities of our Chief Executive Officer, provide balance in the board of directors and promote strong, independent oversight of our management and affairs.

Role of the Board of Directors in Risk Oversight

The board of directors has an active role, as a whole and also at the committee level, in overseeing management of Vaxart’s risks. The board of directors regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each. The Audit Committee’s charter mandates the Audit Committee to review and discuss with management and our independent registered public accounting firm, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Nominating and Governance Committee manages risks associated with the independence of the board of directors and potential conflicts of interest. The Science and Technology Committee assists the board of directors with its oversight responsibility for risk management in areas affecting the Company’s research and development activities. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks.

In 2021, we began active engagement efforts to ensure stockholder interests were incorporated into our planning practice for environmental, social, and governance (“ESG”) initiatives. Diversity and inclusion of Vaxart has embedded ESG considerations in our governance structures (including in the charters of the committees of our board of directors), strategies, risk management, and reporting. Board of directors oversight of ESG matters is integrated into our governance structures, including Nominating and Governance Committee responsibility in assisting in overseeing and monitoring the Company’s approach and strategy relating to environmental, legal and social responsibility, diversity, and other corporate citizenship and sustainability matters; Audit Committee responsibility for reviewing with management the type and presentation of the Company’s ESG disclosures and the adequacy and effectiveness of applicable internal controls related to such disclosures; Compensation Committee responsibility for reviewing and advising management on our strategies and policies related to talent management (including talent acquisition, development and retention, internal pay equity, diversity and inclusion and corporate culture); and Science and Technology Committee responsibility in assisting the board of directors in its oversight of the Company’s research and development programs. Vaxart’s management works to identify priority ESG issues for Vaxart.

Meetings of the Board of Directors

Our board of directors met 12 times during 2022. Each member of the board of directors attended 75% or more of the aggregate number of meetings of the board of directors and of the committees on which the member served, held during the portion of 2022 for which the member was a director or committee member.

As required under applicable Nasdaq listing standards, during the fiscal year ended December 31, 2022, the Vaxart independent directors met at least twice in regularly scheduled executive sessions at which only independent directors were present. Todd C. Davis, the former Chairman of the board of directors, presided over the executive sessions.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The board of directors has adopted a written charter for each committee that is available to stockholders on the Investors section of our website at http://www.vaxart.com.

The following table provides membership and meeting information for each of the committees of the board of directors during 2022:

Name	Audit	Compensation	Nominating and Governance	Science and Technology Committee
Julie Cherrington, Ph.D. (1)	√			√*
Todd C. Davis (2)		√	√
Michael J. Finney, Ph.D. (3)	√	√		√*
Andrei Floroiu
Elaine J. Heron, Ph.D. (4)	√			√
W. Mark Watson (5)	√*	√
David Wheadon, M.D. (6)		√*		√
Karen J. Wilson (7)	√*
Robert A. Yedid (8)	√		√*

*	Committee Chairperson

(1)	Dr. Cherrington resigned from the board of directors in August 2022.

(2)	Mr. Davis resigned from the board of directors in March 2023. Dr. Finney was appointed as Chairperson of the board of directors in March 2023.

(3)	Dr. Finney no longer serves on the Compensation Committee as of March 2023.

(4)	Dr. Heron was appointed to the board of directors, the Audit Committee, and the Science and Technology Committee in August 2022. Dr. Heron was appointed to the Compensation Committee in March 2023.

(5)	Mr. Watson was appointed to the board of directors and the Audit Committee in August 2022. He was appointed as Chairperson of the Audit Committee in October 2022.

(6)	Dr. Wheadon was appointed as a member of the Nominating and Governance Committee in March 2023.

(7)	Ms. Wilson resigned from the board of directors in August 2022.

(8)	Mr. Yedid served as Interim Chairperson of the Audit Committee from August 2022 to October 2022.

The following table provides membership and meeting information for each of the committees of the board of directors as of March 31, 2023:

Name	Audit	Compensation	Nominating and Governance	Science and Technology Committee
Michael J. Finney, Ph.D.				√*
Andrei Floroiu
Elaine J. Heron, Ph.D.	√	√		√
W. Mark Watson	√*	√
David Wheadon, M.D.		√*	√	√
Robert A. Yedid	√		√*

*      Committee Chairperson

Committees of the Board of Directors

Below is a description of the Audit Committee, Compensation Committee, Nominating and Governance Committee, and Science and Technology Committee of the board of directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The board of directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Audit Committee held five meetings and acted through written consent in lieu of holding a meeting zero times during 2022.

The board of directors determined that Mr. Watson qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The board of directors made a qualitative assessment of Mr. Watson’s level of knowledge and experience based on a number of factors, including Mr. Watson’s over 40 years of experience in public accounting and auditing and status as a Certified Public Accountant.

The primary purpose of the Audit Committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee its independent registered accounting firm. Specific responsibilities of the audit committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit the combined company’s financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the combined company’s interim and year-end operating results;

●	developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

●	reviewing policies on risk assessment and risk management;

●

reviewing with management the type and presentation of the Company’s environmental, social and governance (“ESG”) disclosures and the adequacy and effectiveness of applicable internal controls related to such disclosures;

●	reviewing related party transactions;

●	reviewing cyber risk on a quarterly basis and reporting to the board of directors;

●

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the combined company’s internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2022 with Vaxart’s management. The Audit Committee discussed with Vaxart’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received the written disclosures and the letter from Vaxart’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the board of directors that the audited financial statements be included in Vaxart’s Annual Report on Form 10‑K for the year ended December 31, 2022.

W. Mark Watson (Chairperson)

Elaine J. Heron, Ph.D.

Mr. Robert A. Yedid

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Vaxart under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee held seven meetings and acted through written consent in lieu of holding a meeting zero times during 2022.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the board of directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:

●	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

●	reviewing and recommending to our board of directors the compensation of our directors;

●	reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;

●	administering our stock and equity incentive plans;

●

periodically reviewing, and consulting with and advising management on, the Company’s strategies and policies related to human capital management, including talent acquisition, development and retention, internal pay equity, diversity and inclusion and corporate culture;

●	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers;

●

reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee will meet at least twice annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his or her compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities, and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Nominating and Governance Committee

As of December 31, 2022, we had two members on our Nominating and Governance Committee, both of whom are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Governance Committee held two meetings and acted by written consent in lieu of holding meetings two times during 2022. Specific responsibilities of the Nominating and Governance Committee include:

●	identifying, evaluating and selecting, or recommending that the board of directors approve, nominees for election to the board of directors;

●	evaluating the performance of the board of directors and of individual directors;

●	considering and making recommendations to the board of directors regarding the composition of the committees of the board of directors;

●	reviewing developments in corporate governance practices;

●	evaluating the adequacy of corporate governance practices and reporting;

●	reviewing management succession plans;

●	developing and making recommendations to the board of directors regarding corporate governance guidelines and matters;

●

assisting in overseeing and monitoring the Company’s approach and strategy relating to environmental, legal and social responsibility, diversity, and other corporate citizenship and sustainability matters; and

●	overseeing an annual evaluation of the board of directors’ performance.

The Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Governance Committee typically considers diversity, age, skills, and such other factors as it deems appropriate, given the current needs of the board and the Company, to maintain a balance of knowledge, experience and capability. Recently, in recruiting and nominating candidates for our board of directors, our Nominating and Governance Committee has focused on increasing diversity overall, considering, among other factors, gender, race, nationality, country of origin, and cultural diversity of potential director nominees.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews these directors’ overall service to Vaxart during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Governance Committee also takes into account the results of the board of directors’ self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. The Nominating and Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. The Nominating and Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board by majority vote.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the board may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: 170 Harbor Way, Suite 300, South San Francisco, California 94080. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of Vaxart’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Science and Technology Committee

The members of our Science and Technology Committee are Drs. Finney, Heron, and Wheadon. Dr. Finney serves as the Chairperson of our Science and Technology Committee. Our board of directors formed the Science and Technology Committee in March 2022. Specific responsibilities of the Science and Technology Committee include:

●	to assist the board of directors in its oversight of the Company’s research and development (“R&D”) programs;

●	to assist in discussing significant emerging trends and issues in science and technology and consider the potential impact of such on the Company’s R&D programs; and

●

to provide advice to the Company’s management and to the board of directors in connection with the prioritization, allocation, deployment, utilization, and investment of resources in the Company’s R&D programs.

BOARD DIVERSITY MATRIX

The following matrix is provided in accordance with applicable Nasdaq listing requirements:

Board Diversity Matrix (as of April 28, 2023)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0

In addition to gender and demographic diversity, we also recognize the value of other diverse attributes that directors may bring to our board of directors, including veterans of the U.S. military.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Communications addressed to the board of directors will be reviewed by one or more Vaxart executive officers, who will determine whether the communication should be presented to the board of directors. The purpose of this screening is to allow the board of directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations, and hostile communications). All communications directed to the Audit Committee in accordance with our whistleblower policy that relate to questionable accounting or auditing matters involving Vaxart will be promptly and directly forwarded to the Audit Committee.

CODE OF ETHICS

We have adopted a Code of Conduct that applies to all officers, directors, and employees. The Code of Conduct is available on the Investors section of our website at http://www.vaxart.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

ANTI-HEDGING/PLEDGING POLICY

Our insider trading policy prohibits directors, executive officers, and other employees from engaging in speculative trading activities, including hedging transactions or other inherently speculative transactions with respect to our securities. Our insider trading policy also prohibits directors, executive officers, and other employees from pledging our securities as collateral for any loans.

CORPORATE GOVERNANCE GUIDELINES

The board of directors has documented our governance practices by adopting Corporate Governance Principles to assure that the board of directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Principles set forth the practices the board of directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, chief executive officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Principles, as well as the charters for each committee of the board of directors, may be viewed on the Investors section of our website at http://www.vaxart.com.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?	Ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2023.
Vote recommendation:	“FOR” the ratification of WithumSmith+Brown, PC.
Vote required:	A majority of the votes cast on the proposal.
Effect of abstentions:	None.
Effect of broker non-votes:	Because this is a routine proposal, we do not expect that there will be any broker non-votes.

The Audit Committee of the board of directors has selected WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Our lead audit partner at WithumSmith+Brown, PC serves no more than five consecutive years in that role. Representatives of WithumSmith+Brown, PC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of WithumSmith+Brown, PC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting will be required to ratify the selection of WithumSmith+Brown, PC.

Principal Accountant Fees and Services

On July 15, 2021, Vaxart was notified that OUM & Co. LLP (“OUM”), an independent registered public accounting firm, had combined its practice with that of WithumSmith+Brown, PC and that the name of the combined practice would be “WithumSmith+Brown.” On July 16, 2021, OUM resigned as the auditors of the Company and the Audit Committee engaged WithumSmith+Brown, PC to serve as the Company’s new independent registered public accounting firm.

The following table represents aggregate fees billed to Vaxart for the years ended December 31, 2022 and 2021, by WithumSmith+Brown, PC and OUM.

	WithumSmith+Brown, PC for the Year Ended December 31, 2022	WithumSmith+Brown, PC for the Year Ended December 31, 2021	OUM for the Year Ended December 31, 2021
Audit Fees (1)	$570,497	$428,419	$37,054
Audit-Related Fees	136,730	158,000	69,923
Tax Fees	—	—	—
All Other Fees	—	—	—
Total Fees	$707,227	$586,419	$106,977

(1)

Audit Fees consisted of fees for professional services rendered for the audits of our financial statements, including the audits of our annual financial statements and reviews of our interim quarterly reports, and services provided in connection with SEC filings, including consents and comfort letters.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, WithumSmith+Brown, PC. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by WithumSmith+Brown, PC is compatible with maintaining the principal accountant’s independence.

All services rendered by WithumSmith+Brown, PC and OUM for the year ended December 31, 2022 were pre-approved in accordance with the policies set forth above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3

TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

What am I voting on?	A non-binding vote, known as “say-on-pay,” to approve the 2022 compensation of our named executive officers.
Vote recommendation:	“FOR” the approval of our 2022 named executive officer compensation.
Vote required:	A majority of the votes cast on the proposal.
Effect of abstentions:	None.
Effect of broker non-votes:	None.

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote on a non-binding advisory basis, commonly referred to as “say-on-pay”, to approve the compensation paid to our named executive officers as disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. In response to our stockholders’ preference, the board of directors has adopted a policy of providing for annual “say-on-pay” votes. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

This non-binding, advisory proposal is not binding on the board of directors or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the board of directors and, accordingly, the board of directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding named executive officer compensation arrangements.

Recommendation of the Board of Directors

The board of directors recommends that our stockholders adopt the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the Executive Compensation section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related material, set forth in the Company’s definitive Proxy Statement for the Annual Meeting, is hereby APPROVED.”

PROPOSAL NO. 4

TO VOTE, ON A NON-BINDING, ADVISORY BASIS, ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

What am I voting on?	A non-binding vote, known as “say-on-frequency,” on the frequency of the advisory vote on the compensation of our named executive officers.
Vote recommendation:	“ONCE EVERY YEAR” for the non-binding, advisory vote on the frequency of the advisory vote on the compensation of our named executive officers.
Vote required:

In order for any of “ONCE EVERY YEAR,” “ONCE EVERY TWO YEARS” or “ONCE EVERY THREE YEARS” to be approved, on a non-binding, advisory basis, as the frequency of the advisory vote on the compensation of our named executive officers, such option must be approved by a majority of the votes cast on the proposal.

Effect of abstentions:	None.
Effect of broker non-votes:	None.

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to include future advisory votes on the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years or abstain from voting on this proposal. For the reasons described below, the Vaxart board of directors recommends that its stockholders select a frequency of every year, or an annual vote.

At our 2011 annual meeting of stockholders, our stockholders voted for annual say-on-pay advisory votes on executive officer compensation, and this vote was confirmed by our stockholders at our 2018 special meeting of stockholders.

After careful consideration of this proposal, our board of directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Vaxart, and therefore our board of directors recommends that you vote for “ONCE EVERY YEAR” in order to express your support for an annual interval for the advisory vote on executive compensation.

In formulating its recommendation, the Vaxart board of directors considered that an annual advisory vote on executive compensation will allow the Vaxart stockholders to provide Vaxart with their direct input on Vaxart’s compensation philosophy, policies, and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with Vaxart’s policy of seeking input from, and engaging in discussions with, its stockholders on corporate governance matters and Vaxart’s executive compensation philosophy, policies, and practices. Vaxart understands that its stockholders may have different views as to what is the best approach for Vaxart, and we look forward to hearing from our stockholders on this proposal.

You may cast your vote on the Say-on-Pay Frequency Proposal by voting in favor of “ONCE EVERY YEAR”, “ONCE EVERY TWO YEARS” or “ONCE EVERY THREE YEARS” or you may abstain from voting on this proposal.

It is possible that none of “ONCE EVERY YEAR,” “ONCE EVERY TWO YEARS,” or “ONCE EVERY THREE YEARS” will be approved by a majority of the votes cast on this proposal, in which case our board of directors intends to consider the option that receives the most votes to be the option most supported by the stockholders of the Company. However, because this vote is advisory and not binding on the Vaxart board of directors or Vaxart in any way, the Vaxart board of directors may decide that it is in the best interests of Vaxart’s stockholders and Vaxart to hold an advisory vote on executive compensation more or less frequently than the option, if any, approved by Vaxart’s stockholders.

Recommendation of the Board of Directors

THE VAXART BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE VAXART STOCKHOLDERS VOTE FOR THE SELECTION OF “ONCE EVERY YEAR” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE ASKED TO PROVIDE AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of the record date.

Name	Age	Position(s)
Andrei Floroiu, M.B.A.	50	President, Chief Executive Officer, and Director
Phillip E. Lee	36	Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer
Sean Tucker, Ph.D.	55	Senior Vice President and Chief Scientific Officer
Edward B. Berg	59	Senior Vice President and General Counsel
James Cummings, M.D.	57	Chief Medical Officer

The following is biographical information regarding our executive officers, with the exception of Mr. Floroiu, as of the record date. The biographical information of Mr. Floroiu is set forth above under Proposal No. 1.

Phillip E. Lee has served as our Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer since December 2022. Prior to joining Vaxart, Mr. Lee was an executive at Clover Biopharmaceuticals, Ltd., a global biotechnology company developing novel vaccines and biologic therapeutics, and served as Chief Financial Officer from January 2021 to July 2022, Chief Operating Officer from February 2022 to July 2022, and Chief Business Officer from January 2021 to February 2022. From April 2018 to January 2021, he served at 4D Molecular Therapeutics, Inc., a clinical-stage biotherapeutics company harnessing the power of directed evolution for targeted genetic medicines, as Senior Director, Finance and was subsequently promoted to Vice President, Finance in January 2019. From December 2015 to March 2018, he served at Cytokinetics, Inc., a biopharmaceutical company focused on discovering, developing and commercializing muscle activators and muscle inhibitors, as Director, Corporate Finance and Business Analysis and was subsequently promoted to Senior Director, Corporate Finance and FP&A in November 2017. He began his career as an investment banker and served at Centerview Partners LLC from June 2009 to July 2015 in positions of increasing responsibility with his last position being Principal. Mr. Lee received a B.S. in Business Administration and a B.S. in Electrical Engineering and Computer Sciences from the University of California, Berkeley.

Sean Tucker, Ph.D. has served as our Chief Scientific Officer since February 2010, and as Senior Vice President since March 2021. From March 2004 to February 2010, Dr. Tucker served as our Vice President of Research and Director of Immunology. Prior to these roles, Dr. Tucker held numerous scientific and engineering roles at various biotechnology companies. Dr. Tucker received a B.S. in chemical engineering from the University of Washington, an M.S. in chemical engineering from the University of California, Berkeley and a Ph.D. in immunology from the University of Washington.

Edward B. Berg has served as our Senior Vice President and General Counsel since February 2022. Mr. Berg has served in senior legal positions at prominent healthcare companies for most of his more than 30-year career and has represented Fortune 500 and mid-cap companies in biotechnology, pharmaceuticals and life sciences. Prior to Vaxart, he served as VP, Deputy General Counsel for BioMarin Pharmaceutical Inc. from July 2018 to January 2022. Mr. Berg previously served as VP Legal and the head attorney supporting Novartis AG’s biosimilar / generic subsidiary, Sandoz US, from June 2016 to June 2018. Mr. Berg’s previous roles include Deputy General Counsel, Pharmaceutical Operations for Sanofi-Aventis U.S. LLC and Sanofi NA Pharmaceuticals, and Senior Corporate Counsel, Research & Development at Bristol-Myers Squibb, Inc. He began his career in healthcare as Senior Attorney / Associate Counsel for Merck & Co, Inc. Mr. Berg received a B.A. from Washington University in economics and political science and a law degree from the University of Pennsylvania Law School.

James Cummings, M.D. has served as our Chief Medical Officer since August 2021. Preceding his role at Vaxart, Dr. Cummings served as President of ICON Government and Public Health Solutions, Inc., a global clinical research organization, from January 2018 until September 2021, providing clinical trial and functional services to government and commercial customers, in support of global health. Prior to joining ICON, Dr. Cummings served as Vice President of Clinical Development and Translational Medicine at Novavax, Inc. from September 2015 until January 2018. There he led the development programs for all Emerging and Re-Emerging Infectious Diseases to provide a timely, broad response across the spectrum of emerging infectious diseases. Colonel (Retired) Cummings enjoyed a 26-year career in the U.S. Army with a proven track record in vaccine, drug and diagnostics development, most recently as Director of the Department of Defense (DoD) Global Emerging Infectious Diseases Surveillance and Response Systems (DoD GEIS) leading Biosurveillance for the US DoD with laboratories and partners in 71 countries, along with serving as the Consultant to the Surgeon General for all medical research and development. A graduate of Georgetown University’s School of Medicine, Dr. Cummings trained in Internal Medicine and Infectious Diseases Fellowships at Walter Reed and the National Capital Consortium and has been elected to fellow in the American College of Physicians (FACP), the Infectious Diseases Society of America (FIDSA) and the American Society of Tropical Medicine and Hygiene (FASTMH).

EXECUTIVE COMPENSATION

This section describes the 2022 compensation program established by the Compensation Committee for our named executive officers. Our named executive officers for 2022 were:

Name	Position
Andrei Floroiu, M.B.A.	President and Chief Executive Officer and Principal Financial Officer
Sean Tucker, Ph.D.	Senior Vice President and Chief Scientific Officer
James Cummings, M.D.	Chief Medical Officer

Compensation Objectives

Our mission is the promotion of global health through the development of effective vaccines that can be administered by tablet rather than by injection, providing for the simple and efficient distribution and administration of safe vaccines in any setting. We operate in a highly competitive and rapidly changing industry and continue to evolve our businesses. Our compensation objectives for 2022 are outlined below.

Compensation Objective	Description
Pay-For-Performance	Emphasize performance-based compensation to motivate executives to achieve strong financial, operational and individual performance in a manner that balances short-term and long-term results
Talent Retention	Attract and retain high-caliber executives who can effectively manage our complex global business.
Alignment with Stockholder Interests	Align our executives’ interests with those of our stockholders by making stock-based incentives a core element of our executives’ compensation.

Pay-for-Performance

The guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of executives and stockholders should be aligned. That principle is embedded in our compensation program, which is designed to optimize alignment between executive pay and actual results.

As described below, the variable components of our compensation program for 2022 were short-term incentives (“STI”) and long-term incentives (“LTI”). Our STI opportunities were provided under an annual cash bonus plan, the payout of which was dependent on corporate and individual performance. Our LTI opportunities were provided through stock options.

Say-on-Pay

The Compensation Committee has considered the results of the most recent stockholder advisory vote on executive compensation in determining compensation policies and decisions. The Company received strong support from our stockholders for our executive compensation program in 2022, with a favorable “say-on-pay” vote at our 2022 annual meeting exceeding 83% of the votes cast. The Compensation Committee viewed this strong result as confirmation that our compensation program is appropriately structured to support our strategic initiatives and our pay-for-performance commitment.

Market Practices

Competitive Compensation Levels

We believe that each element of our compensation program should remain competitive in order to retain, and, if necessary, attract experienced, high-caliber executives.

When setting 2022 compensation levels for the named executive officers, the Compensation Committee retained Aon Consulting, Inc. (“Aon”) as its independent compensation consultant, reporting directly to the Compensation Committee and serving at the sole discretion of the Compensation Committee. During its engagement, Aon was asked to review competitive compensation data, including pay mix and compensation levels. The compensation data was derived from several sources, including the companies in a compensation peer group established by the Compensation Committee, upon advice of Aon, and select compensation surveys. Each of these sources is described below.

For 2022, the Compensation Committee generally attempted to structure base salary for named executive officers at approximately the 25th to 50th percentile of the market data, STI opportunities at approximately the 40th percentile of the market data, and LTI opportunities at approximately the 50th to 75th percentile of the market data. The Compensation Committee, however, retained discretion to adjustment specific compensation elements and levels above or below these guidelines in order to respond to market conditions, promotions, new hires, individual performance or other circumstances.

Compensation Peer Group

Our compensation peer group consisted of 18 public life science companies that have the following characteristics:

●	US-based, publicly traded, early-stage pre-commercial biopharma companies that sit in biotech “hub” locations

●	Headcount generally below 200 employees

●	Market capitalization generally between $300 million and $3 billion

The members of the compensation peer group are as follows:

Compensation Peer Group
Altimmune	KalVista Pharmaceuticals
AnaptysBio	Kezar Life Sciences
Arcturus Therapeutics	NGM Biopharmaceuticals
Harpoon Therapeutics	RAPT Therapeutics
IDEAYA Biosciences	Rubius Therapeutics
Inhibrx	Scholar Rock
Inovio Pharmaceuticals	Selecta Biosciences
Iteos Therapeutics	Sutro Biopharma
Kaleido Biosciences	Syndax Pharmaceuticals

The Compensation Committee also reviews market data from a special cut of the Radford Global Life Sciences Survey, focusing on public life science companies with market capitalization between $300 million and $3 billion and a headcount of fewer than 200 employees.

Elements of Total Direct Compensation

A brief summary of our total direct compensation — consisting of base salary, STI opportunities and LTI opportunities — for our named executive officers is set forth below.

Annual Base Salaries

We provide a base salary to retain and attract key executive talent and to align our compensation with market practices. Base salaries are reviewed and established by the Compensation Committee on a competitive basis each year to align with market levels.

During the annual performance review process in 2022, the base salaries for our named executive officers were increased, as set forth below. The adjustments during the annual review process generally were intended to align with the market data and reflect internal pay equity considerations. The 2021 and 2022 base salary levels for our named executive officer were as follows:

Named Executive Officer	2021 Annual Base Salary	2022 Annual Base Salary
Mr. Floroiu	$480,000	$550,000
Dr. Tucker	$365,000	$401,500
Dr. Cummings	$400,000	$440,000

For more information about the 2022 base salaries for each of our named executive officers, please refer to the “Salary” column of the 2022 Summary Compensation Table on page 32 of this proxy statement.

Short-Term Incentive Compensation

The STI program is designed to motivate our named executive officers to achieve annual business plan objectives and individual goals.

Each year the Compensation Committee establishes a STI award opportunity for our officers. During the annual performance review process in 2022, the Compensation Committee established the short-term incentive opportunity for each of the named executive officers as listed below, which remained unchanged from 2021 levels:

Named Executive Officer	2022 STI Opportunity (expressed as a % of base salary)
Mr. Floroiu	50%
Dr. Tucker	40%
Dr. Cummings	40%

The 2022 STI payout levels were determined by the Compensation Committee based on an overall assessment of corporate performance and individual contributions. The goals and objectives were established at the beginning of the year and generally focused on deliverables with respect to six primary areas: the COVID program, the norovirus program, the platform, process development, manufacturing and quality, and the strength of our balance sheet. Based on its assessment of overall corporate performance and the individual contributions of each participating executive, and its desire to retain the current management team who is essential to our continued success, the Compensation Committee recommended, and the board of directors approved, an overall achievement level of 50% for the 2022 STI program.

The amount of the 2022 STI award payable to each named executive officer is set forth in the “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table of this proxy statement at page 32.

Long-Term Incentives

The Compensation Committee believes that a competitive LTI program is an important component of total direct compensation because it: (i) enhances the retentive value of our compensation; (ii) rewards executives for increasing our stock price and developing long-term value; and (iii) provides executives with an opportunity for stock ownership to align their interests with those of our stockholders.

During the annual performance review process in 2022, the Compensation Committee, with the help of Aon, its independent compensation consultant, conducted a review of the LTI award opportunities for our officers. In the past, the LTI award opportunities for our named executive officers were made in the form of stock options. In 2022, the Compensation Committee and board of directors introduced restricted stock units, or RSUs, into the mix of equity awards to enhance our retention incentives. The Compensation Committee recommended, and the board approved, the following allocation between stock options and RSUs:

●

Stock options represented 75% of the long-term incentive opportunity, with one-fourth of the shares underlying the stock options vesting on the first anniversary of the grant date and the remaining shares vesting thereafter in thirty-six equal monthly installments, so that all of the options shares would be fully vested on the fourth anniversary of the grant date; and

●

RSUs represented 25% of the long-term incentive opportunity (but reduced by 50% to reflect that they are full value awards), with one-fourth of the shares underlying the RSUs vesting on each anniversary of the grant date, so that all of the RSUs would be fully vested on the fourth anniversary of the grant date.

The following table reflects the stock options and RSUs granted to our named executive officers in 2022:

Named Executive Officer	Number of Option Shares	Number of RSUs
Mr. Floroiu	550,000	85,000
Dr. Tucker	262,500	43,750
Dr. Cummings	262,500	43,750

Additional Compensation Arrangements

Severance Benefit Plan

Each of the named executive officers participates in the Severance Benefit Plan (the “Severance Plan”).

Under the Severance Plan, if a participating named executive officer were terminated other than for cause, death or disability, or resigned for good reason, other than in connection with a change in control, he would be entitled to receive (i) continued payment of base salary for six months for Dr. Tucker and Dr. Cummings and three months for Mr. Floroiu, and (ii) the portion of health insurance premiums paid by the Company, prior to the termination, under our group health insurance plans as provided under COBRA, until the end of the applicable salary continuation period (or, if earlier, such time as the named executive officer is eligible for health insurance coverage with a subsequent employer).

If a participating named executive officer were terminated other than for cause, death or disability, or resigned for good reason, either during the three months before or in the twelve months after a change in control, then he would be entitled to receive (in lieu of the benefits described above): (i) lump sum cash severance equal twelve months of base salary for Dr. Tucker and Dr. Cummings and six months of base salary for Mr. Floroiu, (ii) the portion of health insurance premiums paid by the Company, prior to the termination, under our group health insurance plans as provided under COBRA, until the end of the applicable salary continuation period (or, if earlier, such time as the named executive officer is eligible for health insurance coverage with a subsequent employer), (iii) full vesting of any unvested time-based equity awards, and (iv) a pro-rated target annual bonus for the year of termination.

In exchange for the severance benefits, the participating named executive officers must agree to comply with the Company’s standard employee invention assignment and confidentiality agreement, return all company property, and sign a release of claims in favor of the Company

For purposes of the Severance Plan, the term “cause” means (i) engaging in willful or gross misconduct or willful or gross neglect; (ii) the commission of a felony or a crime involving any of the following: moral turpitude, dishonesty, breach of trust or unethical business conduct; or the commission of any crime involving the Company or any of its subsidiaries; (iii) fraud, misappropriation or embezzlement; or (iv) the abuse of illegal drugs or other controlled substances or habitual intoxication while providing services for the Company or any of its affiliates.

The term “good reason” means the occurrence of any of the following events without the participant’s consent; (i) a material diminution in base salary or target bonus; (ii) a material diminution in authority, duties, or responsibilities; or (iii) a relocation of the principal place of employment or service to a location that increases his or her one-way commute distance by more than 35 miles, subject to applicable notice and cure provisions.

The Severance Plan does not provide a tax gross‐up for named executive officers or any other employees in the event they are subject to golden parachute excise taxes on severance or other payments received in connection with a change in control. The Severance Plan promotes retention incentives for our executives by establishing severance protections for participants that are consistent with market levels, while eliminating the need to negotiate individual severance agreements in connection with an executive’s termination or at the time of hire. The enhanced benefits available upon a change in control increase our retention incentives by reducing the personal uncertainty that arises from the possibility of a future business combination and promoting objectivity in the evaluation of transactions that are in the best interests of our stockholders.

Mr. Floroiu

In connection with his appointment as Chief Executive Officer of the Company, Mr. Floroiu entered into a letter agreement with the Company, dated as of June 14, 2020. The letter agreement provided for an initial base salary of $400,000 per year, an initial “target” bonus opportunity of 50% of his annual base salary and coverage under the Severance Plan, with his “Non-CiC Severance Period”, as defined in the Severance Plan, set at three months and his “CiC Severance Period”, as defined in the Severance Plan, set at six months. Mr. Floroiu received a stock option on June 15, 2020 to purchase 845,280 shares of the Company’s common stock at a strike price equal to the closing price of the Company’s common stock on the grant date, which vests as follows: 25% on the first anniversary of the grant date and 75% in equal monthly installments over the three-year period commencing on such first anniversary, with accelerated vesting with respect to 50% of any then-unvested option shares upon the Company’s execution of a strategic agreement, as determined by the board, and with accelerated vesting in full in the event of a “change in control”. On that same date, Mr. Floroiu received a stock option to purchase 900,000 shares of the Company’s common stock at a strike price equal to the closing price of the Company’s common stock on the grant date, which vested as follows: (i) one-third if the Company achieves a per share closing price equal to $5.00 or more during any 10-consecutive trading days after the grant date but before November 30, 2020 or such later date as determined by the board (the “Reference Date”), (ii) one-third if the Company achieves a per share closing price equal to $7.50 or more during any 10-consecutive trading days after the grant date but before the Reference Date, and (iii) one-third if the Company achieves a per share closing price equal to $10.00 or more during any 10-consecutive trading days after the grant date but before the Reference Date, in each case subject to continued employment. The performance-based stock option has already vested in full. Mr. Floroiu will not receive any non-employee director cash retainers or other compensation under the Company’s director compensation program for his services as a director while he is serving as Chief Executive Officer. In addition, the letter agreement provides that during the period of his employment with the Company and for a period of two years thereafter, Mr. Floroiu will not compete anywhere in the world outside the State of California with the Company to develop, sell, market, or offer to sell products that are competitive with any products being developed or sold by the Company.

Dr. Tucker

In connection with his appointment as Vice President, Research and Director of Immunology, Dr. Tucker entered into a letter agreement with the Company, dated as of May 20, 2006. The letter agreement provided that, if Dr. Tucker’s employment were terminated without “cause”, or he voluntarily resigned for “good reason”, then one-half of his then outstanding and unvested stock options shall vest and become immediately exercisable, except that if there are fewer than one-half of the option shares unvested at that time, then all remaining unvested option shares would vest and become immediately exercisable. During the term of his employment, Dr. Tucker agreed that he would not render any commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the board of directors. He also agreed not to directly or indirectly engage or participate in any business that is competitive with the Company's business.

Dr. Cummings

In connection with his appointment as Senior Vice President and Chief Medical Officer of the Company, Dr. Cummings entered into a letter agreement with the Company, dated as of August 16, 2021. The letter agreement provides for an initial base salary of $400,000 per year, an initial “target” bonus opportunity of 40% of his annual base salary and an initial grant of a stock option covering 300,000 shares (effective when he commenced the consulting services described below). In addition, the letter agreement provided that, prior to his start date, Dr. Cummings would provide certain consulting services to the Company at the direction of the Chief Executive Officer with respect to clinical and regulatory matters (including clinical trial design and regulatory strategies both in the U.S. and abroad), interactions with pan-governmental organizations such as WHO and CEPI, and business development activities. Dr. Cummings received a consulting fee at the rate of $100 per hour for these services and entered into a standard consulting agreement with the Company, which terminated on September 26, 2021, the day prior to the date he commenced employment.

Retirement Plan

We maintain a tax-qualified retirement plan that provides eligible employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation up to certain tax code limits, which are updated annually. Employees are immediately and fully vested in their own contributions. We make matching contributions to participants in the 401(k) plan annually in arrears in an amount equal to the employee’s deferral up to a maximum of 3% of the employee’s annual eligible earnings, which are immediately and fully vested. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan. The named executive officers did not participate in, or otherwise receive any benefits under any pension plan or nonqualified deferred compensation plan.

Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2022 and 2021.

Name and Principal Position	Fiscal Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Andrei Floroiu	2022	$532,500	$432,650	$2,481,765	$133,125	$9,352	$3,589,392
President and Chief Executive Officer	2021	$466,667		$1,735,950	$198,333	$9,225	$2,410,175

Sean N. Tucker, Ph.D.	2022	$392,375	$222,688	$1,184,479	$78,475	$10,672	$1,888,689
Chief Scientific Officer	2021	$362,232		$694,380	$123,159	$9,379	$1,189,150

James Cummings, M.D.	2022	$430,000	$222,688	$1,184,479	$86,000	$10,956	$1,934,123
Chief Medical Officer	2021	$112,154		$2,228,040	$36,092	$3,707	$2,379,993

(1)

For 2022, represents the grant date fair value of time-based restricted stock unit awards computed in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. See Note 11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating value pursuant to FASB ASC Topic 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)

Represents the grant date fair value of stock option awards for the applicable year computed in accordance with ASC Topic 718. See Note 11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating the grant date fair value pursuant to FASB ASC Topic 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(3)	Represents the bonuses awarded to the named executive officers for the applicable year under the STI program.

(4)	Amount shown consists of a 401(k) match and a Group-term life insurance income inclusion.

Outstanding Equity Awards at December 31, 2022

The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of December 31, 2022. All stock awards in the following table were granted in the form of RSUs.

		Option Awards				Stock Awards
Name	Grant Date of Option or Stock Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (9)
Andrei Floroiu	4/13/2020 (5)	36,480	18,240	$1.71	4/12/2030
	6/15/2020 (6)	316,980	528,300	$2.46	6/14/2030
	6/15/2020 (1)	900,000	—	$2.46	6/14/2030
	3/25/2021 (7)	109,375	140,625	$6.27	3/24/2031
	3/28/2022	—	550,000	$5.09	3/27/2032
	3/28/2022			$0.00		85,000	(10)	$81,676.50
James Cummings, M.D.	8/16/2021 (8)	100,000	200,000	$8.44	8/15/2031
	3/28/2022	—	262,500	$5.09	3/27/2032
	3/28/2022			$0.00		43,750	(11)	$42,039.38
Sean N. Tucker, Ph.D.	8/8/2013 (1)	10,523	—	$6.49	8/7/2023
	5/8/2014 (1)	11,604	—	$8.03	5/7/2024
	7/23/2015 (1)	10,067	—	$17.49	7/22/2025
	3/25/2016 (1)	7,731	—	$12.98	3/24/2026
	6/24/2017 (1)	9,060	—	$4.07	6/23/2027
	5/25/2018 (2)	14,000	—	$5.17	5/24/2028
	5/12/2019 (4)	111,138	12,923	$0.77	5/11/2029
	3/24/2020 (3)	360,000	—	$1.70	3/23/2030
	6/16/2021	43,750	56,250	$6.27	6/15/2031
	3/28/2022	—	262,500	$5.09	3/27/2032
	3/28/2022			$0.00		43,750	(12)	$42,039.38

(1)	The shares subject to this option are fully vested.

(2)	The unvested shares vest in equal monthly installments through February 13, 2022, subject to the executive officer’s continued service with us through each relevant vesting date.

(3)	The unvested shares vest in equal monthly installments through April 1, 2022, subject to the executive officer’s continued service with us through each relevant vesting date.

(4)	The unvested shares vest in equal annual installments through May 10, 2023, subject to the executive officer’s continued service with us through each relevant vesting date.

(5)	The unvested shares vest in equal monthly installments through April 13, 2024, subject to the executive officer’s continued service with us through each relevant vesting date.

(6)

The unvested shares vest in equal monthly installments through June 15, 2024, subject to the executive officer’s continued service with us through each relevant vesting date. The option is subject to accelerated vesting with respect to 50% of any then-unvested option shares upon a substantial strategic agreement, as determined by the board of directors, and to accelerated vesting in full in the event of a “Change in Control” (as defined under the Plan).

(7)

The unvested shares vest over a four-year period, with 25% of the underlying shares vesting on March 25, 2022, and the remaining shares subject to the option vesting in equal monthly installments over the subsequent 36 months, subject to the executive officer’s continued service with us through each relevant vesting date.

(8)

The unvested shares vest over a four-year period, with 25% of the underlying shares vesting on August 16, 2022, and the remaining shares subject to the option vesting in equal monthly installments over the subsequent 36 months, subject to the executive officer’s continued service with us through each relevant vesting date.

(9)	The dollar amounts are determined by multiplying the number of RSUs by $0.9609, the closing price of the Company’s common stock on December 30, 2022, the last trading day of the Company’s fiscal year.

(10)

One-fourth of the RSUs vested subsequent to December 31, 2022, on March 28, 2023 (the first anniversary of the date of the grant). The remaining RSUs are scheduled to vest with one-fourth of the shares underlying the RSUs vesting on each anniversary of the grant date, so that all of the RSUs would be fully vested on the fourth anniversary of the grant date.

(11)

One-fourth of the RSUs vested subsequent to December 31, 2022, on March 28, 2023 (the first anniversary of the date of the grant). The remaining RSUs are scheduled to vest with one-fourth of the shares underlying the RSUs vesting on each anniversary of the grant date, so that all of the RSUs would be fully vested on the fourth anniversary of the grant date.

(12)

One-fourth of the RSUs vested subsequent to December 31, 2022, on March 28, 2023 (the first anniversary of the date of the grant). The remaining RSUs are scheduled to vest with one-fourth of the shares underlying the RSUs vesting on each anniversary of the grant date, so that all of the RSUs would be fully vested on the fourth anniversary of the grant date.

CEO Pay Ratio

Pursuant to SEC requirements, we are disclosing the ratio of the annual total compensation of our Chief Executive Officer (our principal executive officer), who as of December 31, 2022, was Andrei Floroiu, to the annual total compensation of our median employee.

To identify our median employee, we examined our payroll records for 2022 for all individuals other than our CEO that were employed as of December 31, 2022. We determined that our employee population consisted of 168 other individuals. Using that employee population, we collected and compared annualized base salary and bonuses at actual achievement by all employees during 2022.

The 2022 annual total compensation for our median employee as determined based on SEC rules was $163,906. The 2022 annual total compensation for our Chief Executive Officer as determined based on SEC rules was $3,589,392. Based on this information, the ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation for fiscal year 2022 is 22.1 to 1.

Pay Versus Performance

The information provided below is mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, which requires that we, among other things, report the amount of “compensation actually paid” to our named executive officers. These amounts are calculated in accordance with applicable SEC rules, and do not reflect the actual amount of compensation earned by or paid to our named executive officers during each applicable year.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO[1]	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs[1]	Value of Initial Fixed $100 Investment Based on Total Shareholder Return[2]	Net Income (Thousands)[3]
2022	$3,654,600	($2,069,628)	$1,911,794	($185,759)	$16.83	($107,691)
2021	$2,410,175	$2,918,258	$1,575,836	$1,562,425	$109.81	($70,363)

1 As required by applicable SEC rules, compensation actually paid (“CAP”) was calculated by beginning with the total amount reported in the Summary Compensation Table (the “SCT”) for the applicable year, (i) subtracting the grant date fair value of stock awards reported in the Stock Awards column of the SCT, (ii) subtracting the grant date fair value of option awards reported in the Option Awards column of the SCT, and (iii) adding the change in fair value of stock and option awards for the applicable year.

Fair value amounts were computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. The fair value amounts were calculated using our stock price on the last day of each fiscal year or the date of vesting, as applicable. We used the following additional assumptions to determine the fair value of stock option awards under the Black-Scholes-Merton option-pricing model: (i) risk-free return rate: 0.24% - 4.40%; (ii) expected option term (in years): 3.21 – 6.44 years; and (iii) expected volatility: 137.34% - 160.18%.

Following is a reconciliation of the SCT total and the CAP for each of the covered fiscal years. Mr. Floroiu is included as the PEO for each of the years reported in the table above. The non-PEO named executive officers included in the average for each covered fiscal year were: (i) for 2022, Dr. Tucker and Dr. Cummings, and (ii) for 2021, Dr. Tucker, Dr. Cummings and Ms. Echerd.

			Grant Date Value	Year End Value	Change in Value	Change in Value	Total Equity
Fiscal		SCT	of New Awards	of New Awards	of Unvested Awards	of Vested Awards	CAP	CAP
Year	Executives	(1)	(2)	(3)	(4)	(5)	(6)=(3)+(4)+(5)	(7) = (1)-(2)+(6)
2022	PEO	$3,654,600	$2,914,415	$466,717	($2,438,590)	($837,940)	($2,809,813)	($2,069,628)
	NEO Average	$1,911,794	$1,407,167	$226,016	($676,114)	($240,289)	($690,386)	($185,759)
2021	PEO	$2,410,175	$1,735,950	$1,408,095	$244,489	$591,449	$2,244,033	$2,918,258
	NEO Average	$1,575,836	$1,205,600	$942,628	$23,886	$225,675	$1,192,189	$1,562,425

(1) The dollar amounts reported in the Summary Compensation Table for the applicable year.

(2) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(6) The recalculated value of equity awards for each applicable year includes the addition (or subtraction, as applicable) of the following:

(3) The year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;

(4) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;

(5) for awards that vest in the applicable year, the change in the fair value as of the vesting date from the beginning of the applicable year.

2 Company total shareholder return (“TSR”) represents the cumulative investment return of an initial fixed $100 investment in our common stock during the period commencing on December 31, 2020 and ending on the last day of the covered fiscal year, assuming reinvestment of all dividends. The Company TSR reflected in the table above may not be indicative of future performance.

3 Reflects net income (loss) for the covered fiscal year, as reported in our Form 10-K for such year.

Required Supplemental Graphs Showing Relationship Between:

CAP and Company TSR

The graph below illustrates the relationship between the CAP to our PEO and the other NEOs and the Company’s TSR during the period covered by the Pay versus Performance Table.

CAP and Net Income

The graph below illustrates the relationship between the CAP to our PEO and the other NEOs and the Company’s net income during the period covered by the Pay versus Performance Table.

DIRECTOR COMPENSATION

During 2022, our non-employee directors were compensated in the following manner under our director compensation program.

The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its stockholders. The program includes a cash component, which is intended to compensate non-employee directors for their service on our board of directors and an equity component, which is intended to align the interests of non-employee directors and stockholders. Directors who are employees of the Company receive no additional compensation for their service on our board of directors.

The Compensation Committee annually reviews compensation paid to our non-employee directors and makes recommendations for adjustments, as appropriate, to the full board of directors. As part of this annual review, the Compensation Committee considers the significant time commitment and skill level required by each non-employee director in serving on our board of directors and its various committees. The Compensation Committee seeks to maintain a market competitive director compensation program and, with the assistance of its independent compensation consultant, benchmarks our director compensation program against those maintained by the peer group we use to evaluate our executive compensation program.

During the first quarter of 2022, our non-employee directors received the following cash compensation for their service on our board of directors and its committees:

●	$40,000 annual cash retainer;

●	$28,000 for the Chairman of the board of directors;

●	$15,000 for the chair of the Audit Committee and $7,500 for each of its other members; and

●	$10,000 for the chairs of the Compensation Committee, Nominating and Governance Committee, and Science and Technology Committee, and $5,000 for each of their other members.

On April 18, 2022, and after consulting with its independent compensation consultant, the board of directors approved a new non-employee director compensation program, effective as of April 1, 2022. The board generally attempts to structure the cash compensation for non-employee directors at approximately the 25th to 50th percentile of the market data of the Company’s compensation peer group and equity awards at approximately the 50th to 75th percentile of the market data. The board, however, retains discretion to adjust specific compensation elements and levels above or below these guidelines to respond to market conditions, change in time commitments or other circumstances.

Under the new program, our non-employee directors receive the following cash compensation for their service on our board of directors and its committees, effective April 1, 2022:

●	$40,000 annual cash retainer;

●	$30,000 for the Chairman of the board of directors;

●	$15,000 for the chair of the Audit Committee and $7,500 for each of its other members; and

●	$10,000 for the chairs of the Compensation Committee, Nominating and Governance Committee and Science and Technology Committee, and $5,000 for each of their other members.

In addition, each non-employee director who is initially elected or appointed to the board after the effective date of the new program shall automatically be granted on the day of such first election or appointment: (i) a stock option to purchase 88,448 shares of our shares of common stock, and (ii) a RSU award covering 14,750 shares of our common stock (the “Initial Award”). Each Initial Award shall vest and become exercisable in substantially equal installments on each of the first three anniversaries of the date of grant, subject to the non-employee director continuing in service on the board through each such vesting date.

A non-employee director who is serving on the board as of the date of any annual meeting after the effective date of the new program, and who will continue to serve as a non-employee director immediately following such meeting, shall automatically be granted on the date of such annual meeting: (i) a stock option to purchase 44,224 shares of our common stock, and (ii) a RSU award covering 7,375 shares of our common stock (the “Annual Award”), which amounts are pro-rated for new directors to reflect their service since the last annual meeting. Each Annual Award shall vest and become exercisable on the earlier of (i) the first anniversary of the date of grant, or (ii) the date immediately prior to the next annual meeting of the Company’s stockholders following the date of grant, subject to the non-employee director continuing in service on the board through such vesting date.

Upon a change in control, all outstanding equity awards that are held by a non-employee director shall become fully vested and exercisable.

2022 Director Compensation

The following table provides director compensation information for each of the non-employee directors of the board of directors who served between January 1, 2022 and December 31, 2022:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	Total
Julie M. Cherrington, Ph.D.(2)	$35,000	$24,308	$128,698	$188,006
Todd C. Davis (3)	$76,750	$28,836	$152,670	$258,256
Michael J. Finney, Ph.D.	$50,516	$28,836	$152,670	$232,022
Elaine J. Heron, Ph.D.(4)	$18,404	$49,560	$265,371	$333,335
David Wheadon, M.D.	$56,250	$28,836	$152,670	$237,756
W. Mark Watson (5)	$22,724	$57,673	$308,232	$388,629
Karen J. Wilson (6)	$32,731	$—	$—	$32,731
Robert A. Yedid	$58,668	$28,836	$152,670	$240,174

(1)

The values shown reflect the grant date fair value of the stock option awards and RSU awards computed in accordance with FASB ASC, Topic 718. See Note 11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating value pursuant to FASB ASC Topic 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

As of December 31, 2022, our non-employee directors held the following stock options and unvested RSUs:

Name	Number of Shares Underlying RSUs	Number of Shares Underlying Stock Options
Todd C. Davis	7,375	179,741
Michael J. Finney, Ph.D.	7,375	125,021
Elaine J. Heron, Ph.D.	14,750	88,448
David Wheadon	7,375	109,924
W. Mark Watson	14,750	88,448
Robert A. Yedid	7,375	135,261

(2)	On August 23, 2022, Julie Cherrington, Ph.D. resigned from the board of directors, effective August 25, 2022.

(3)	On March 17, 2023, Todd C. Davis resigned from the board of directors.

(4)	On August 25, 2022, Elaine J. Heron, Ph.D. was appointed to serve on the board of directors.

(5)	On August 4, 2022, W. Mark Watson was appointed to serve on the board of directors.

(6)	Karen J. Wilson resigned from the board of directors immediately following the conclusion of the Company’s 2022 Annual Meeting of Stockholders on August 4, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 28, 2023, by:

●	each nominee for director;
●	each current executive officer
●	all current executive officers and nominees for director as a group; and
●	all those known by us to be beneficial owners of more than five percent of our outstanding common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 135,597,316 shares outstanding on April 28, 2023, adjusted as required by rules promulgated by the SEC.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Vaxart, Inc., 170 Harbor Way, Suite 300, South San Francisco, California 94080.

	Beneficial Ownership
Name of Beneficial Owner	Shares	%
Greater than 5% Stockholders:
BlackRock, Inc. (1)	8,858,225	6.5%
The Vanguard Group (2)	7,019,507	5.1%
Executive Officers, Directors and Director Nominees:
Edward Berg (3)	95,000	*
James Cummings (4)	221,734	*
Michael J. Finney (5)	788,486	*
Andrei Floroiu (6)	1,905,798	1.4%
Elaine J. Heron, Ph.D.	-	*
Phillip Lee	-	*
Sean Tucker (7)	818,723	*
W. Mark Watson (8)	20,000	*
David Wheadon, M.D. (9)	95,399	*
Robert A. Yedid (10)	147,876	*
All executive officers, directors and director nominees as a group (10 persons)	4,093,016	3.0%

* Represents beneficial ownership of less than one percent.

(1)

Consists of 8,858,225 shares of common stock beneficially owned by BlackRock, Inc., whose address is 55 East 52nd Street, New York, NY 10055. This information has been obtained from the Schedule 13G/A filed by BlackRock, Inc. on February 1, 2023.

(2)

Consists of 7,019,507 shares of common stock beneficially owned by The Vanguard Group - 23-1945930, whose address is 100 Vanguard Blvd., Malvern, PA 19355. This information has been obtained from the Schedule 13G filed by The Vanguard Group - 23-1945930 on February 9, 2023.

(3)	Consists of shares issuable pursuant to stock options exercisable within 60 days of April 28, 2023.

(4)	Consists of (i) 7,671 shares of common stock held directly by Mr. Cummings, and (ii) 214,063 shares issuable pursuant to stock options exercisable within 60 days of April 28, 2023.

(5)

Consists of (i) 656,090 shares of common stock held directly by Mr. Finney, and (ii) 125,021 shares issuable pursuant to stock options exercisable and 7,375 shares issuable pursuant to restricted stock unit vesting within 60 days of April 28, 2023.

(6)	Consists of (i) 16,076 shares of common stock held directly by Mr. Floroiu, and (ii) 1,889,722 shares issuable pursuant to stock options exercisable within 60 days of April 28, 2023.

(7)

Consists of (i) 91,066 shares held directly by Dr. Tucker, (ii) 51,465 shares held jointly by Frances Chang and Dr. Tucker, (iii) 9,060 shares held by Dr. Tucker’s spouse, (iv) 27,273 shares issuable pursuant to warrants held jointly by Frances Chang and Dr. Tucker, exercisable within 60 days of April 28, 2023, and (v) 639,859 shares issuable pursuant to stock options exercisable within 60 days of April 28, 2023.

(8)	Consists of 20,000 shares of common stock held directly by Mr. Watson.

(9)	Consists of 88,024 shares issuable pursuant to stock options exercisable and 7,375 shares issuable pursuant to restricted stock unit vesting within 60 days of April 28, 2023.

(10)

Consists of (i) 3,740 shares held directly by Mr. Yedid, (ii) 1,500 shares held by Mr. Yedid’s spouse, and (iii) 135,261 shares issuable pursuant to stock options exercisable and 7,375 shares issuable pursuant to restricted stock unit vesting within 60 days of April 28, 2023.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Vaxart. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2022, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

TRANSACTIONS WITH RELATED PARTIES

Related-Party Transaction Policy and Procedures

We have adopted a written Related Party Transaction Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related party transactions.” For purposes of our policy only, a “related party transaction” is a transaction, arrangement or relationship (including indebtedness or a guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we and any “related party” are, were or will be participants involving an amount that exceeds $120,000 and in which any “related party” has a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related party are not covered by this policy. A related party is any executive officer, director, nominee to become a director or more than 5% stockholder of us, including any of their immediate family members, and any entity owned or controlled by such persons. We describe below such transactions or series of similar transactions to which we have been or were a party since January 1, 2022.

Under the policy, where a transaction has been identified as a related party transaction, management must present information regarding the proposed related party transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the board of directors) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related parties, the benefits to us of the transaction and whether any alternative transactions were available. To identify related party transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related party transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related party transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

Indemnity Agreements

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify and advance expenses incurred in connection with certain actions, suits or proceedings to such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

Letter Agreements

We have entered into letter agreements, employment agreements and change in control arrangements with our executive officers. For more information regarding these agreements, see the “Executive Compensation” section of this proxy statement.

Equity Grants

We have granted stock options to our executive officers and certain members of our board of directors. For a description of our executive officers’ options, see the “Executive Compensation — Outstanding Equity Awards at December 31, 2022” section of this prospectus.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Vaxart stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

We are planning for the possibility that the meeting may be held completely virtually over the Internet. If we take this step, we will announce the decision to do so via a press release and posting details on our website that will also be filed with the SEC as proxy material. As always, we encourage you to vote your shares prior to the Annual Meeting.

By Order of the Board of Directors

/s/ Michael J. Finney

Michael J. Finney, Ph.D

Chairman of the Board

April 28, 2023

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be read over the Internet at the SEC’s website at http://www.sec.gov or at our website at http://www.vaxart.com. The information contained on, or that can be accessed through, our website is not a part of this proxy statement. We have included our website address in this proxy statement solely as an inactive textual reference.

A copy of Vaxart’s Annual Report to the U.S. Securities and Exchange Commission on Form 10-K for the year ended December 31, 2022, is available without charge upon written request to: Secretary, Vaxart, Inc., 170 Harbor Way, Suite 300, South San Francisco, California 94080.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 25, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VXRT2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 25, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V17051-TBD KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VAXART, INC.

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael J. Finney, Ph.D.
02) Andrei Floroiu
03) Elaine J. Heron, Ph.D.
04) W. Mark Watson
05) David Wheadon, M.D.
06) Robert A. Yedid

The Board of Directors recommends you vote FOR proposals 2 and 3 and ONE YEAR on proposal 4.

	1 Year	2 Years	3 Years	Abstain
4. To consider and vote, on a non-binding, advisory basis, on the frequency of the advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V17052-TBD

Vaxart, Inc.
2023 Annual Meeting of Stockholders
June 26, 2023 at 10:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Andrei Floroiu and Edward B. Berg (the "Proxies"), each with full power of substitution and power as proxy, to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the 2023 Annual Meeting of Stockholders of Vaxart, Inc., to be held virtually, via live webcast at www.virtualshareholdermeeting.com/VXRT2023, on Monday, June 26, 2023 at 10:00 a.m. Pacific Time, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side